                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              Hills Stores Company
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             (Exact name of registrant as specified in its charter)


            Delaware                                      31-1153510
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(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

  15 Dan Road, Canton, Massachusetts                         02021
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(Address of principal executive offices)                   (Zip Code)

               HILLS STORES COMPANY/HILLS DEPARTMENT STORE COMPANY
                          ASSOCIATE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                William K. Friend
                 Vice President-Secretary and Corporate Counsel
                              Hills Stores Company
                                   15 Dan Road
                           Canton, Massachusetts 02021
                                 (617) 821-1000
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                   (Name and address, including zip code, and
          telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                             Barry B. White, Esquire
                             Dean F. Hanley, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
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
                         CALCULATION OF REGISTRATION FEE

=========================================================================================
                                                               Proposed
Title of                                      Proposed         Maximum
Securities                      Amount        Maximum          Aggregate    Amount of
to be                           to be         Offering Price   Offering     Registration
Registered                      Registered    Per Share (1)    Price        Fee
-----------------------------------------------------------------------------------------
Common Stock                    500,000       $4.6875          $2,343,750   $710.23
(par value $0.01 per share)     shares
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
(1) Estimated pursuant to Rule 457 (c) and (h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 20, 1997.



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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) the Annual Report of Hills Stores Company on Form 10-K for the fiscal year ended February 1, 1997;

     (b) the definitive proxy materials of Hills Stores Company dated May 5, 1997; and

     (c) the description of the predecessor to the Common Stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 4, 1987, as amended by (i) amendments on Form 8 filed with the Securities and Exchange Commission on July 6, 1987 and July 8, 1987, (ii) the description of the Common Stock contained in the Current Report on Form 8-K dated October 4, 1993 and (iii) the description of the Rights to Purchase Series B Participating Cumulative Preferred Stock of Hills Stores Company associated with the Common Stock contained in the Current Report on Form 8-K dated August 23, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article Seventh of the Registrant's Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify each person, who, at any time, is, or shall have been, a director or officer of the Registrant and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement


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

incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

     Section 102(b)(7) of the Delaware General Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of the directors to the corporation or its stockholders provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under
Section 174 of the Delaware Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Registrant, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

     The effect of these provisions would be to permit indemnification by the Registrant for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

     Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Registrant has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of the Registrant against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors and officers and (b) insures the Registrant against losses (above a deductible amount) arising from any such claims, but only if the Registrant is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Registrant's Certificate of Incorporation or By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1      Hills Associate Stock Purchase Plan, as amended.

5.1      Opinion of Foley, Hoag & Eliot LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Coopers & Lybrand L.L.P.

23.3     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1     Power of Attorney (contained on the signature page).


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ITEM 9.  UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2(a)(1)(i) and 2(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is,


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therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Canton, Massachusetts, on this 21st day of May, 1997.


                                          HILLS STORES COMPANY


                                          By       /s/ William K. Friend
                                             ---------------------------------
                                                   William K. Friend
                                                   Vice President-Secretary
                                                   and Corporate Counsel


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Gregory K. Raven, C. Scott Litten and William K. Friend and each of them, the true and lawful attorneys-in-fact and agents with full power of substitution, for and in the name, place and stead of such individual, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the individual might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                       Date
         ---------                          -----                       ----


/s/ Chaim Y. Edelstein             Chairman of the Board            May 13, 1997
------------------------------
Chaim Y. Edelstein


/s/ Gregory K. Raven               Director, President and Chief    May 21, 1997
------------------------------     Executive Officer (Principal
Gregory K. Raven                   Executive Officer)


/s/ C. Scott Litten                Executive Vice President -       May 21, 1997
------------------------------     Chief Financial Officer
C. Scott Litten                    (Principal Financial Officer)


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

/s/ Brian J. Sheehan             Vice President - Controller        May 21, 1997
----------------------------     (Principal Accounting Officer)
Brian J. Sheehan


/s/ Stanton J. Bluestone         Director                           May 15, 1997
----------------------------
Stanton J. Bluestone


/s/ John W. Burden, III          Director                           May 19, 1997
----------------------------
John W. Burden, III


/s/ Alan S. Cooper               Director                           May 13, 1997
----------------------------
Alan S. Cooper


/s/ Mark B. Dickstein            Director                           May 13, 1997
----------------------------
Mark B. Dickstein


/s/ Samuel L. Katz               Director                           May 14, 1997
----------------------------
Samuel L. Katz



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                                  EXHIBIT INDEX


Exhibit
   No.     Description                                                    Page
-------    -----------                                                    ----

4.1        Hills Associate Stock Purchase Plan, as amended.

5.1        Opinion of Foley, Hoag & Eliot LLP.

23.1       Consent of Deloitte & Touche LLP.

23.2       Consent of Coopers & Lybrand L.L.P.

23.3       Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1       Power of Attorney (contained on the signature page).